                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

    Filed by the Registrant/X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                            HORIZON PHARMACIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5)  Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount previously paid:
         -----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3)  Filing Party:
         -----------------------------------------------------------------------
     4)  Date Filed:
         -----------------------------------------------------------------------

                            HORIZON PHARMACIES, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 28, 1999

                            ------------------------

To the Stockholders of
    HORIZON PHARMACIES, INC.

    The Annual Meeting of Stockholders of HORIZON Pharmacies, Inc., a Delaware corporation, will take place at the Tanglewood Resort located on Lake Texoma, Pottsboro, Texas, on June 28, 1999, at 10:00 a.m., Central Daylight Time, for considering and acting upon the following matters:

    (1) The election of two persons to serve as Class II directors;

    (2) The approval and ratification of the HORIZON Pharmacies, Inc. 1999 Stock Option Plan (the "1999 Plan");

    (3) The approval and ratification of the selection of Ernst & Young LLP as independent auditors; and

    (4) Any other business which properly may come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on May 20, 1999 as the record date for determining the holders of the voting common stock entitled to receive notice of and to vote at the meeting or any adjournment of the meeting. A complete list of these stockholders will be available for examination at the offices of the company located at 531 W. Main St., Denison, Texas 75020, during normal business hours for 10 days before the meeting.

    To ensure the presence of a quorum at the Meeting, please sign and promptly return the enclosed proxy card in the accompanying self-addressed envelope, which requires no postage if mailed in the United States.

                                          BY ORDER OF THE BOARD OF DIRECTORS,
                                          Charlie K. Herr, Secretary

Denison, Texas
May 28, 1999

                            HORIZON PHARMACIES, INC.
                                531 W. MAIN ST.
                              DENISON, TEXAS 75020

                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 28, 1999
                            SOLICITATION OF PROXIES

SOLICITATION

    HORIZON Pharmacies, Inc. is furnishing this proxy statement to solicit the proxies of our stockholders for use at the annual meeting of stockholders to take place at the Tanglewood Resort Hotel located on Lake Texoma, Pottsboro, Texas on Monday, June 28, 1999, at 10:00 a.m., Central Daylight Time, or at any adjournment of the meeting. We may also use the services of the company's directors, officers and employees to solicit proxies personally or by telephone.

MAILING OF PROXY STATEMENT AND PROXY CARD

    We will mail this proxy statement and the accompanying proxy to stockholders on or about May 28, 1999.

REVOCATION OF PROXY

    Any stockholder who gives a proxy may revoke it any time before it is exercised by notifying the company's Secretary, Charlie K. Herr, in writing at the company's address.

STOCKHOLDER PROPOSALS

    To qualify for inclusion in the proxy statement and form of proxy relating to the 2000 annual meeting of stockholders, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (the "Exchange Act"), a proposal intended by a stockholder for presentation at the meeting must be received by the company at its principal executive offices on or before January 29, 2000. Pursuant to Rule 14a-4(c) of the Exchange Act, the Board of Directors may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the company's 2000 annual meeting that the stockholder does not seek to have included in the company's proxy statement pursuant to Rule 14a-8 if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how the Board of Directors intends to exercise its discretion to vote on such matter, unless the company is notified of the proposal on or prior to April 13, 2000, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If the company first receives notice of such matter after such date, the Board of Directors may exercise discretionary voting authority with respect to any such matter, without including any discussion of the matter in the proxy statement for the 2000 annual meeting.

EXPENSES OF SOLICITATION AND REIMBURSEMENT OF NOMINEES

    The company will bear all costs of preparing, printing, assembling and mailing this proxy statement and the proxy card, and all of the costs of the solicitation of proxies. The company will reimburse any bank, broker-dealer, or other custodian, nominee or fiduciary for its reasonable expenses incurred in completing the mailing of proxy materials to the beneficial owners of the company's common stock, par value $.01 per share.

VOTING RIGHTS AND PROCEDURE

    Record holders of shares of the common stock as of the close of business on May 12, 1999 are entitled to one vote for each share held on all matters submitted to a vote of stockholders at the annual meeting or any adjournment thereof. As of the close of business on May 20, 1999, 5,669,668 shares of common stock were issued and outstanding (excluding 6,081 shares of common stock held as treasury stock). Stockholders have no cumulative voting rights. The holders of a majority of all of the outstanding shares of common stock entitled to vote at the meeting, represented in person or by proxy, will constitute a quorum for the meeting. The company will treat all abstentions and broker non-votes as present or represented at the meeting for the purpose of determining whether a quorum exists for the meeting.

    The election of directors will be determined by plurality vote. The approval and ratification of the 1999 Plan and the ratification of the appointment of Ernst & Young LLP each requires the approval of a majority of the outstanding shares of common stock that are present at the annual meeting in person or by proxy and entitled to vote thereon. Therefore, abstentions will have a neutral effect on the election of directors and will have the effect of votes against the proposal to approve and ratify the 1999 Plan and the proposal to ratify the selection of independent accountants, whereas broker non-votes will have a neutral effect on the election of directors, the proposal to approve and ratify the 1999 Plan and the proposal to ratify the selection of independent accountants.

    Shares represented by each Proxy that is properly executed and returned and upon which no contrary instructions are indicated about a specified matter will be voted as follows with respect to the specified matter: FOR the election of the two persons named in this Proxy Statement as nominees of the Board of Directors of the company for election to the Board of Directors; FOR the approval and ratification of the 1999 Plan; FOR the ratification of the appointment of Ernst & Young LLP as the independent accountants for the company for 1999; and in accordance with the discretion of the holders of the Proxy with respect to any other business that properly comes before the stockholders at the annual meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

GENERAL

    The Board of Directors proposes the election of two Class II directors. Each of the Class II nominees, if elected, will hold office for a term of three years and until the stockholders elect their qualified successors. Messrs. Loy and Mueller each currently serve as directors. If any of the nominees become unable or unwilling to accept the election or to serve as a director (which the Board of Directors does not anticipate), the person(s) named in the proxy will vote for the election of the person(s) recommended by the Board of Directors.

    The company's certificate of incorporation and bylaws provide that the Board of Directors will be divided into three classes, with each class consisting (as nearly as possible) of one-third of the whole. The term of office of one class of directors expires each year, with each class of directors being elected for a term of three years and until the stockholders elect their qualified successors. The bylaws further provide that the Board of Directors may fix the number of directors that shall constitute the whole Board. Currently, the number of directors is set at six.

NOMINEES

    The following table sets forth the name, principal occupation, age, year in which the individual first became a director, and year in which the director's term will expire (if elected) for each nominee for election as a director at the annual meeting of stockholders.

                                                              FIRST BECAME
NAME AND PRINCIPAL OCCUPATION                                  A DIRECTOR      TERM EXPIRES       AGE
-----------------------------------------------------------  ---------------  ---------------     ---
Michael F. Loy(1)..........................................          1998             2002        48
Robert D. Mueller(2).......................................          1997             2002        41

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE TWO NOMINEES FOR ELECTION AS A DIRECTOR.

------------------------

(1) Mr. Loy has served as managing partner of Mike Loy & Company, a firm of certified public accountants in Pittsburg, Kansas, since 1973. Since 1994, Mr. Loy has also served as president of Ag Service Centers, L.L.C. Mr. Loy has also been a director and shareholder of Southeast Kansas Bankshares since 1989.

(2) Mr. Mueller has served as HORIZON's Western Regional Manager since inception, and has served as Chief Operating Officer since March 1999. Mr. Mueller has been a practicing pharmacist since 1980, and is licensed in New Mexico, Oklahoma and Texas. Mr. Mueller served as Pharmacy Manager of True Quality Pharmacies, Inc. from August 1983 through August 1996, and as Staff Pharmacist for Eastland Memorial Hospital from September 1994 to August 1996.

OTHER DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the directors and executive officers of the company:

NAME                                                 AGE                   POSITION
------------------------------------------------     ---     -------------------------------------
Ricky D. McCord, R.Ph.(1).......................     44      Chairman of the Board of Directors,
                                                             President and Chief Executive Officer

Charlie K. Herr, R.Ph.(1).......................     59      Director, Southern Regional Manager
                                                             and Secretary

John N. Stogner(2)..............................     55      Director and Chief Financial Officer

Philip H. Yeilding(3)...........................     39      Director

------------------------

(1) Class III Director who was first elected in 1992 and whose term expires in 2000.

(2) Class I Director who was first elected in March 1999 and whose term expires in 2001.

(3) Class I Director who was first elected in 1997 and whose term expires in 2001.

    RICKY D. MCCORD has served as HORIZON's President and Chief Executive Officer since the company's inception. Mr. McCord, who has been a licensed pharmacist in the State of Texas since 1977, was employed by True Quality Pharmacies, Inc., from 1977 through 1993. During such time, Mr. McCord served as pharmacist and store manager from 1977 to 1981, as district manager from 1982 to 1992, and as a director from 1980 through 1990.

    CHARLIE K. HERR has served as HORIZON's Southern Regional Manager since the company's inception. Mr. Herr has been a practicing pharmacist since 1963, serving as Pharmacist in Charge for True Quality

Pharmacies, Inc. from July 1969 February 1994. Mr. Herr is licensed to practice in Colorado, Kansas, Missouri, New Mexico, Oklahoma, Texas and Virginia.

    JOHN N. STOGNER has served as the company's Chief Financial Officer since February 1998. From 1984 to 1998, he was a financial consultant and private investor. Mr. Stogner was an Executive Vice President and director of FoxMeyer Drug Company from 1975 to 1984, and from 1968 to 1975, he was Vice President-Controller of Hardee's Food Systems, Inc.

    PHILIP H. YEILDING is a board certified physician's assistant. He has served as a physician's assistant and a director of the Wilson and Jones Health Center since January 1995. From August 1991 through December 1994, Mr. Yeilding was employed by the Farmersville Medical Center, from October 1989 to August 1991 he was employed by the Mitchell Family Care Center and from August 1988 to October 1989 he was employed by the McKellar Clinic, serving as a physician's assistant for each center and as a director of the Farmersville Medical Center.

    All executive officers are elected annually by the Board of Directors to serve until the next annual meeting of the Board of Directors and until their respective successors are chosen and qualified.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The company has an Audit Committee, a Compensation Committee and an Executive Committee.

    AUDIT COMMITTEE. The Audit Committee recommends annually to the Board of Directors an accounting firm to serve as the company's independent public accountants, consults with the company's independent auditors and with personnel from the financial staff with respect to corporate accounting, reporting and internal control practices, and reviews and approves transactions with parties affiliated with the company. The members of the Audit Committee are Messrs. Loy and Yeilding. The Audit Committee met one time during 1998.

    COMPENSATION COMMITTEE. The Compensation Committee approves annual salary, bonus and stock option levels for executive officers, oversees administration of the company's employment agreements and administers the company's 401(k) Plan and its stock option plans. The members of the Compensation Committee are Messrs. Loy and Yeilding. The Compensation Committee met or acted by consent two times during 1998.

    EXECUTIVE COMMITTEE. The Executive Committee approves acquisitions of business entities by the company and, in connection with such acquisitions has the authority to take all actions necessary to authorize the company's officers to (i) incur indebtedness not exceeding $1,000,000 and execute supporting agreements, and (ii) enter into equity transaction not exceeding $1,000,000. The members of the Executive Committee are Messrs. Herr, McCord, Mueller and Stogner. The Executive Committee met or acted by consent 13 times during 1998.

    MEETINGS OF THE BOARD OF DIRECTORS. The Board of Directors held six meetings during 1998. Each director attended at least 75% of the meetings held by the Board of Directors and by committees of the Board on which he served.

COMPENSATION OF DIRECTORS

    During the last year, HORIZON paid non-employee directors $1,000 for every meeting of the Board of Directors attended plus reimbursement for all ordinary and necessary expenses incurred in attending any such meeting. During such period, HORIZON also entered into an agreement with Carson A. McDonald which provided for his early resignation as a director and the payment to him of $12,000 and the grant of 3,000 stock options with an exercise price of $14.38 per share. HORIZON does not pay directors who are also officers or employees of the company for their services as directors. The HORIZON Pharmacies, Inc. 1997 Stock Option Plan provides for the grant of 10-year, non-qualified or incentive stock options to key employees, and the 1998 Plan provides for the grant of 10-year, non-qualified or incentive stock options to employees, employee-directors and non-employee directors.

EXECUTIVE COMPENSATION AND OTHER MATTERS

    SUMMARY COMPENSATION TABLE. The following information summarizes annual and long-term compensation for services rendered to the company in all capacities for the years ended December 31, 1996, 1997 and 1998 of Mr. McCord, the company's President and Chief Executive Officer, and for the company's other three most highly compensated executive officers for the years ended December 31, 1997 and 1998. During 1996, no executive officer was paid compensation in excess of $100,000, and in 1997 and 1998, only three executive officers other than the Chief Executive Officer were paid compensation in excess of $100,000.

                                                                                                            LONG-TERM
                                                                                                          COMPENSATION
                                                                                                             AWARDS
                                                                                                          -------------
                                                                            ANNUAL COMPENSATION (1)        SECURITIES
                                                                       ---------------------------------   UNDERLYING
NAME AND PRINCIPAL POSITION                                              YEAR     SALARY($)   BONUS($)     OPTIONS(#)
---------------------------------------------------------------------  ---------  ---------  -----------  -------------
Ricky D. McCord......................................................    1998       133,333      30,000        67,500
Chairman, President and Chief Executive Officer                          1997        94,362      21,000        86,742
                                                                         1996        64,172      25,334            --

Robert D. Mueller....................................................    1998       108,353      24,380        57,500
Chief Operating Officer                                                  1997        75,399      17,252        68,187

Charlie K. Herr......................................................    1998       108,353      24,380        57,500
Southern Regional Manager............................................    1997        75,187      17,252        71,508

John N. Stogner......................................................    1998        87,995      10,000        65,000
Chief Financial Officer

------------------------

(1) None of the named executive officers received any perquisites or other personal benefits in fiscal 1996, fiscal 1997 or fiscal 1998 that in the aggregate exceeded the lesser of $50,000 or 10% of such named executive officer's salary and bonus for such year.

    OPTION GRANTS TABLE. The following table provides information regarding options granted during 1998 to the named executive officers:

                                                                                                             POTENTIAL REALIZABLE
                                                                                                               VALUE AT ASSUMED
                                                                                                               ANNUAL RATES OF
                                                                                                                 STOCK PRICE
                                       NUMBER OF                                                               APPRECIATION FOR
                                      SECURITIES         % OF TOTAL OPTIONS      EXERCISE OR                     OPTION TERM
                                  UNDERLYING OPTIONS    GRANTED TO EMPLOYEES     BASE PRICE     EXPIRATION   --------------------
NAME                                  GRANTED(#)           IN FISCAL YEAR          ($/SH)          DATE         5%         10%
--------------------------------  -------------------  -----------------------  -------------  ------------  ---------  ---------
Ricky D. McCord.................         67,500(1)                 15.7                8.25        2/2/2008     27,844     55,688
Robert D. Mueller...............         57,500(1)                 13.4                8.25        2/2/2008     23,719     47,438
Charlie K. Herr.................         57,500(1)                 13.4                8.25        2/2/2008     23,719     47,438
John N. Stogner.................         30,000(2)                  7.0                8.25        2/2/2008     12,375     24,750
                                         35,000(3)                  8.1                8.88      11/25/2008     15,540     31,080

------------------------

(1) Options were granted February 2, 1998 and each option becomes exercisable with respect to one-third of the shares of common stock underlying the option on each of the three anniversary dates of the grant of the options. The HORIZON Pharmacies, Inc. 1998 Stock Option Plan (the "1998 Plan") allows for the payment of the exercise price of an option with shares of HORIZON common stock, upon the approval of the Compensation Committee. In addition, the 1998 Plan permits an optionee under certain circumstances to cause the company to withhold shares issued upon the exercise of an option granted under that plan in payment of the taxes due upon the exercise of such option.

(2) Options were granted February 2, 1998 and the options became fully vested on September 2, 1998. Such shares were granted under the 1998 Plan.

(3) Options were granted November 25, 1998 and each option becomes exercisable with respect to one-third of the shares of common stock underlying the option on each of the three anniversary dates of the grant of the option. Such shares were granted under the 1998 Plan.

    OPTION EXERCISES AND YEAR END VALUE TABLE. The following table shows information regarding stock options exercised during the last year by the named executive officers, and the estimated value of unexercised options held by such persons at December 31, 1998.

                                                                    NUMBER OF              VALUE OF UNEXERCISED
                                                              SECURITIES UNDERLYING            IN-THE-MONEY
                                                              UNEXERCISED OPTIONS AT            OPTIONS AT
                                    SHARES                      FISCAL YEAR-END($)          FISCAL YEAR-END(#)
                                  ACQUIRED ON     VALUE     --------------------------  --------------------------
NAME                               EXERCISE    REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------  -----------  -----------  -----------  -------------  -----------  -------------
Ricky D. McCord.................      15,000      142,395(2)     71,742       67,500(3)    493,226(1)      172,969(3)
Robert D. Mueller...............      15,000      142,395(2)     53,187       57,500(3)    365,661(1)      136,292(3)
Charlie K. Herr.................      15,000      142,395(2)     56,508       57,500(3)    388,493(1)      136,292(3)
John N. Stogner.................           0            0       30,000(3)      35,000(4)     76,875(3)       67,637(4)

------------------------

(1) Based on the difference between $10.875, the closing price of the Common Stock on the American Stock Exchange on December 31, 1998, and the exercise price of $4.00 per share.

(2) Based on the difference between $10.493, the closing price of the Common Stock on the American Stock Exchange on the date of exercise, and the exercise price of $4.00 per share.

(3) Based on the difference between $10.875, the closing price of the Common Stock on the American Stock Exchange on December 31, 1998, and the exercise price of $8.25 per share.

(4) Based on the difference between $10.875, the closing price of the Common Stock on the American Stock Exchange on December 31, 1998, and the exercise price of $8.88 per share.

TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

    HORIZON is a party to employment agreements with each of Messrs. Herr, McCord, Mueller and Stogner, each of which agreements extends through June 1, 2000. Each of the agreements automatically renews for additional three year terms unless terminated by either HORIZON or the respective employee. HORIZON may terminate each of the agreements without cause by giving the employee 90 days' written notice. Under the respective agreements Mr. McCord receives a minimum annual salary of $120,000 and a minimum bonus of $24,000; Messrs. Herr and Mueller each receive a minimum salary of $97,518 and a minimum bonus of $19,503; and Mr. Stogner receives a minimum annual salary of $120,000 and a minimum annual bonus of $20,000. For a period of two years following the termination of an employee, the employee is prohibited from engaging in or assisting in any business which is identical, competitive with or comparable to, HORIZON's business within any area in which the employee rendered services to HORIZON. Each agreement also includes a confidentiality clause which prohibits the employee subsequent to termination of employment from disclosing to third parties proprietary information relating to HORIZON. A state court charged with enforcing any of the referenced employment agreements may determine that such non-competition provisions are not enforceable in whole or in part.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Loy and Yeilding served on the Compensation Committee during the last year, and during such time neither had any relationship with HORIZON requiring disclosure.

    CHANGES IN CONTROL. The company knows of no arrangements (including the pledge by any person of securities of the company), the operation of which may result at a subsequent date in a change in control of the company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    HORIZON has adopted a policy that all transactions between it and related parties are subject to approval by a majority of all disinterested directors and must be on terms no less favorable than those that could be obtained from unrelated third parties.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based upon a review of the original and amended Forms 3 and 4 furnished to HORIZON during 1998, HORIZON does not know of any person who failed to file on a timely basis any reports required by Section 16(a) of the Exchange Act.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The following report of the Compensation Committee describes the committee's compensation policies with regard to HORIZON's executive officers, including the Chief Executive Officer, for the last year, including the specific relationship of corporate performance to executive compensation. As described above under "Committees and Meetings of the Board of Directors," the Compensation Committee's functions include reviewing and making recommendations to the Board of Directors concerning the base salary, annual incentive bonus awards and other compensation awards to HORIZON's chief executive officer and other executive officers. The Compensation Committee is composed of two non-employee directors.

    In 1998, the company's executive compensation program consisted of base salary, cash bonuses and incentive compensation in the form of stock options. The Compensation Committee anticipates that stock options will continue to form a part of the company's overall executive compensation program and that incentive cash compensation will be used to reward exceptional performance.

    The Compensation Committee reviews all aspects of the company's compensation program annually and consults with management with regard to executive compensation plans and practices. The specific objectives of the Compensation Committee are to:

    - provide compensation that will attract and retain superior talent;

    - align each executive officer's financial interests with the success of the company;

    - facilitate the achievement of the company's strategic operating objectives; and

    - reward executive officers for successful company and individual performance.

    The factors considered by the Compensation Committee in establishing executive officer cash compensation and stock option grants in 1998 included:

    - an assessment of the level of compensation required to attract and/or retain the executive officer;

    - the responsibilities of the executive officer;

    - the individual's performance;

    - the financial results of the company for the preceding year; and

    - the compensation practices of other corporations that are similarly situated with the company.

    The Compensation Committee did not apply any formula based upon specific performance measures in 1998. In determining annual compensation, the same standards are applied to the Chief Executive Officer as to the other executive officers.

                                                    By:  Michael F. Loy
                                                       Philip H. Yeilding

PERFORMANCE GRAPH

    Set forth below is a graph comparing total stockholder return on the company's common stock, the Russell 2000 Index and a Custom Composite Index that includes a group of four stocks of the company's peers, including Drug Emporium Inc., Duane Reade Inc. (since the second quarter of 1998), Pharmhouse Corp. and Phar-Mor Inc. The graph illustrates total stockholder return on $100 invested on July 9, 1997 (the first trading day following the initial public offering of common stock by the company), through December 31, 1998.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                   9-JUL-97   30-SEP-97   31-DEC-97    31-MAR-98   30-JUN-98   30-SEP-98   31-DEC-98
HORIZON Pharmacies, Inc.                $100        $210        $319         $296        $435        $242        $328
Russell 2000                            $100        $115        $111         $122        $117         $93        $108
Custom Composite Index (4 Stocks)       $100         $97        $111         $129        $141        $159        $164

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of shares of HORIZON's common stock as of April 12, 1999, by each stockholder known to be a beneficial owner of more than 5% of the common stock, by each of the executive officers named in the Summary Compensation Table, by each of HORIZON's directors and nominees, and by all of its directors and executive officers as a group.

NAME AND ADDRESS
OF BENEFICIAL OWNER                                                                  NUMBER OF SHARES    PERCENT(1)
-----------------------------------------------------------------------------------  -----------------  -------------
Gintel Asset Management, Inc. .....................................................       1,036,500(2)         18.3
 6 Greenwich Office Park
 Greenwich, CT 06831

Ricky D. McCord, R.Ph.(3)..........................................................         415,461(5)          7.2

Robert D. Mueller, R.Ph............................................................         107,006(6)          1.9

Charlie K. Herr, R.Ph.(3)..........................................................         373,647(7)          6.2

Sy S. Shahid(4)....................................................................         378,869(8)          6.3

John N. Stogner....................................................................          31,800(9)          *

Philip H. Yeilding.................................................................           6,766(10)         *

Michael F. Loy.....................................................................          10,200             *

Directors and executive officers as a group (six persons)..........................         944,800(11)        15.9

------------------------

*Less than 1%

 (1) Unless otherwise noted, the company believes that each person named in the table has sole voting and investment power with respect to all shares beneficially owned by such person.

 (2) Based on information set forth in the Schedule 13G dated May 14, 1999, filed with the SEC by Gintel Asset Management, Inc., Gintel Asset Management, Inc. beneficially owns 1,036,500 shares of common stock.

 (3) Address is c/o HORIZON Pharmacies, Inc., 531 W. Main St., Denison, Texas 75020.

 (4) Address is 3166 Stickhorse Lane, McKinney, Texas 75069.

 (5) Includes 71,742 shares of Common Stock subject to currently exercisable stock options.

 (6) Includes 53,187 shares of Common Stock subject to currently exercisable stock options.

 (7) Includes 56,508 shares of Common Stock subject to currently exercisable stock options.

 (8) Includes 64,247 shares of Common Stock subject to currently exercisable stock options.

 (9) Includes 30,000 shares of Common Stock subject to currently exercisable stock options.

 (10) Includes 1,500 shares of Common Stock subject to currently exercisable stock options.

 (11) Includes 275,684 shares of Common Stock subject to currently exercisable stock options.

                                  PROPOSAL TWO
                  RATIFICATION OF THE HORIZON PHARMACIES, INC.
                             1999 STOCK OPTION PLAN

GENERAL

    On March 24, 1999, the Board of Directors unanimously adopted and recommended for stockholder approval the 1999 Plan. The Board of Directors further approved the reservation of 600,000 shares of HORIZON common stock for issuance upon exercise of options under the 1999 Plan. Set forth below is a description of the principal terms of the 1999 Plan. This description is a summary, does not purport to be complete, and is qualified in its entirety by the full text of the 1999 Plan, a copy of which is included as Appendix A to this Proxy Statement.

PURPOSE OF THE 1999 PLAN

    The Board of Directors adopted the 1999 Plan to attract and retain the services of employees and directors and to provide them with increased motivation and incentive to exert their best efforts on behalf of HORIZON by increasing their personal stake in HORIZON.

ADMINISTRATION

    The 1999 Plan will be administered by the Compensation Committee. The current members of the Compensation Committee are Messrs. Loy and Yeilding. The Compensation Committee will have sole and final authority to interpret the provisions of the 1999 Plan and the terms of any option issued under thereunder and to promulgate and interpret the rules and regulations relating to the 1999 Plan and such options which it deems necessary or desirable. Members of the Compensation Committee will not receive any additional compensation for their services in connection with their administration of the 1999 Plan.

ELIGIBILITY AND PARTICIPATION

    The 1999 Plan permits the grant of options to HORIZON employees and directors who, in the opinion of the Compensation Committee, have a capacity for contributing in a substantial measure to HORIZON's success. Employees or directors who own more than 10% of the issued and outstanding shares of HORIZON's common stock are ineligible to receive incentive stock options. As of May 26, 1999, there were approximately 485 employees and six directors (five of which are also employees) eligible to participate in the 1999 Plan.

TERMS AND CONDITIONS OF OPTIONS

    Each option granted under the 1999 Plan will be evidenced by an option agreement in the form adopted by the Compensation Committee. The option agreement will set forth the terms and conditions governing the option, including the number of shares of common stock covered by the option, the price at which the participant may purchase the underlying shares of common stock, when the participant may exercise the option and when the option expires. HORIZON does not receive any consideration for the granting of options, other than the satisfaction of eligibility requirements for participation in the plans and vesting requirements for the exercise of options granted thereunder.

    NUMBER OF SHARES. The Compensation Committee determines the number of shares covered by each option granted under the 1999 Plan.

    EXERCISE OF OPTIONS. A participant in the 1999 Plan may exercise an option by delivering to the company a written notice signed by the participant, which specifies the number of shares of common stock the participant is exercising and the date of the proposed exercise. A participant may pay for the shares of common stock being purchased with cash (by certified check or bank cashier's check), other shares of common stock owned by the participant and valued at their fair market value on the date of exercise or in a combination of cash and shares of common stock.

    Participants may not exercise any options unless the shares of common stock underlying the options have been registered under the Securities Act of 1933, and any applicable state securities laws or unless, in the opinion of counsel to HORIZON, the exercise qualifies for an exemption from registration. Prior to a change in control of the company, as defined under "Vesting and Termination of Options" below, HORIZON will not have any obligation to register the shares of common stock underlying the options or to comply with an appropriate exemption from registration to permit the exercise of an option. If HORIZON chooses to comply with an exemption from registration, the shares of common stock issued under the 1999 Plan, at the direction of the Compensation Committee, may bear an appropriate restrictive legend. In the event of a change in control of HORIZON, as defined below, the company will be obligated to register the shares of common stock underlying the options or to comply with an appropriate exemption from registration.

    The holder of an option under the 1999 Plan will not have any rights with respect to the shares of common stock underlying the option until exercised in the manner provided by the 1999 Plan and HORIZON actually issues the shares of common stock to the participant. Accordingly, HORIZON will not make any adjustment for dividends or other rights for which the record date precedes the date of issuance of shares of common stock under the option. However, HORIZON will adjust the number of shares of common stock underlying an option under certain other circumstances. See "Adjustments Upon Changes in Capitalization" below.

    EXERCISE PRICE OF OPTIONS. The exercise price of the options under the 1999 Plan will equal the fair market value of HORIZON common stock on the date of the grant of the options. "Fair market value" is the highest closing sales price for HORIZON common stock for a given day reported on the American Stock Exchange; or if not reported thereon, the average of the bid and asked prices as reported on the National Association of Securities Dealers Automated Quotation System on such day. On May 20, 1999, the closing sales price for the HORIZON common stock was $7.00 per share.

    VESTING AND TERMINATION OF THE OPTIONS. Options granted under the 1999 Plan are subject to vesting as determined by the Compensation Committee. The options granted under the 1999 Plan become fully exercisable upon an option holder's retirement, disability or death and upon a change in control of HORIZON. A change in control takes place for the purposes of the 1999 Plan if any one or more of the following events occur:

    (1) Any person acquires direct or indirect beneficial ownership of 25% or more of the combined voting power of the then-outstanding securities of HORIZON.

    (2) Any person acquires direct or indirect beneficial ownership of 10% or more of the combined voting power of the then-outstanding securities of HORIZON and, during the two-year period beginning at that time, persons who at the beginning of the period made up the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

    (3) HORIZON's stockholders approve an agreement to merge or consolidate the company with another corporation, and during the period beginning six months before the approval and ending two years after the approval, persons who at the beginning of the period made up the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

    (4) During any two-year period, persons who at the date on which the period begins made up a majority of the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

    An option granted under the 1999 Plan will expire 10 years after the date of its grant, unless terminated earlier as described above.

    NON-TRANSFERABILITY OF THE OPTIONS. The holder of an option granted under the 1999 Plan will not have the right to transfer the option, except by will or the laws of descent and distribution. Only the holder of an option may exercise the option during his lifetime.

    OTHER PROVISIONS. Nothing in the 1999 Plan will confer upon any participant any right with regard to the employment of a participant, or the continuation of the tenure of a director, or will interfere in any way with the right of HORIZON's stockholders or the Board of Directors, at any time, to terminate the employment of a participant, or the tenure of a director, or to decline to elect a director to the Board of Directors.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    If HORIZON subdivides or combines its common stock, whether by reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the number of shares of common stock authorized under the 1999 Plan, the number of shares of common stock then subject or relating to unexercised options granted under the 1999 Plan, and the exercise price per share will adjust proportionately. In the event of any capital reorganization or reclassification of HORIZON's common stock other than as described above, the Compensation Committee may make an appropriate adjustment in the number and class of shares of capital stock authorized under the 1999 Plan and the number of shares of common stock then subject or relating to unexercised options granted under the 1999 Plan.

    AMENDMENT OR TERMINATION

    The Board of Directors or the Compensation Committee, at any time and from time to time, may suspend, discontinue, modify or amend the 1999 Plan in any respect. However, neither the Board of Directors nor the Compensation Committee may suspend, discontinue, modify or amend the 1999 Plan to affect adversely the rights of a participant with regard to any grants previously made, without the participant's approval, and neither the Board of Directors nor the Compensation Committee may amend the provisions relating to eligibility, number or exercise price of the options, duration of the options or conditions relating to the exercise of the options more than once every six months, other than to comply with changes in Federal tax laws. No amendment or modification which: (i) materially increases the benefits accruing to the participant; (ii) increases the number of shares of common stock authorized by the 1999 Plan (except as set forth under "Adjustments Upon Changes in Capitalization" above); or (iii) modifies the requirements as to eligibility for participation under the 1999 Plan, will become effective without stockholder approval. The 1999 Plan will continue in effect for 10 years after the original date of its adoption.

PLAN BENEFITS

    No options have been granted under the 1999 Plan, and no options would have been granted under the 1999 Plan in 1998 if the 1999 Plan had been in effect.

FEDERAL TAX ASPECTS

    INCENTIVE STOCK OPTIONS. The grant or exercise of an incentive stock option results in no taxable income to the participant or deduction to the company, provided that the participant is continuously employed by the company or a subsidiary or parent of the company during the period beginning on the date the option was granted and ending on a date three months before the date of exercise of the option (in the case of an employee who is permanently disabled, the three-month period is extended to one year), and provided further that the participant makes no disposition of the option shares within the two-year period commencing on the day after the date of granting of the option to the participant nor within the one-year period commencing on the day after the transfer of the option shares to the participant (such periods taken together are hereinafter referred to as the "ISO Holding Period"). Except as described below under the caption "Election to Exercise Incentive Stock Option or Nonqualified Stock Option with Shares of the Company's Common Stock," these tax consequences should also apply to exercise of an incentive stock option with shares of HORIZON common stock.

    Upon disposition of the option shares after the expiration of the ISO Holding Period, the participant's basis for determining taxable gain or loss will be the option exercise price. Any amount realized in excess of such basis will be taxed to the participant as mid-term or long-term capital gain and any loss sustained will be a long-term capital loss. See the discussion below under the caption "Capital Gains." Neither HORIZON nor any subsidiary of HORIZON will be entitled to any deduction on account of a disposition of the option shares after the ISO Holding Period.

    Except in the event of the death of a participant or transfers by an insolvent participant in connection with certain bankruptcy proceedings, and except as discussed under the caption "Possible Impact of Section 16(b)," if the option shares are disposed of before the expiration of the ISO Holding Period (a "Disqualifying Disposition"), under the general rule the participant will be considered to have realized taxable compensation in the year of the Disqualifying Disposition equal to the excess of the fair market value of the option shares on the date of exercise of the incentive stock option over the option exercise price. Any additional gain recognized on a Disqualifying Disposition will normally constitute capital gain. If the amount realized upon such a Disqualifying Disposition is less than the fair market value of the option shares on the date of exercise (and if the disposition is a sale or exchange with respect to which a loss, if sustained, would be recognized to the participant), the amount of compensation income will be limited to the excess (if any) of the amount realized over the participant's adjusted basis in the option shares (and no capital gain or loss will result). If the option shares are disposed of before the expiration of the ISO Holding Period, subject to the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), a deduction for Federal income tax purposes will be allowable to HORIZON or a subsidiary in the year of the Disqualifying Disposition in an amount equal to the compensation recognized by the participant.

    NONQUALIFIED OPTIONS. Under current income tax regulations, the fair market value of a nonqualified option at the time it is granted is ordinarily not considered to be "readily ascertainable" and, consequently, the grant of a nonqualified option will ordinarily not result in taxable income to the participant nor a deduction to HORIZON or a subsidiary at the time it is granted. The participant will recognize taxable compensation at the time the participant exercises a nonqualified option in the amount of the excess of the then fair market value of the option shares acquired over the option exercise price.

    Subject to the applicable provisions of the Code and assuming Internal Revenue Service reporting requirements are satisfied, a deduction for Federal income tax purposes will be allowable to HORIZON or a subsidiary in the same year as, and in an amount equal to, the taxable compensation recognized by the participant.

    If the participant disposes of the option shares acquired by exercise of a nonqualified option, the participant's basis for determining taxable gain or loss will be the sum of the option exercise price considered paid for the option shares plus any related compensation income recognized by the participant, and such gain or loss normally will be long-term or short-term capital gain or loss depending on how long the participant has held the shares.

    CAPITAL GAINS. Under current Federal income tax law, net capital gain (defined as total long-term capital gains reduced by long-term capital losses and by the excess of short-term capital losses over short-term capital gains) will be taxed as follows:

    (i) if the asset was held 12 months or less, the capital gain is treated as short-term capital gain and taxed as ordinary income;

    (ii) if the asset was held more than 18 months, the capital gain is treated as long-term capital gain and taxed at a rate of 20%;

   (iii) if the asset was held more than 12 months but not more than 18 months, the gain is taxed at a rate of 28%.

    Net capital losses may be deducted against ordinary income only to a limited extent.

    ELECTION TO EXERCISE INCENTIVE STOCK OPTION OR NONQUALIFIED STOCK OPTION WITH SHARES OF THE COMPANY'S COMMON STOCK. A participant may, upon exercise of an incentive stock option or nonqualified stock option, pay the required purchase price in cash (or by check) or by exchanging shares of HORIZON's common stock previously acquired by the participant having an aggregate fair market value on the date of delivery equal to the portion of the required purchase price which is not paid in cash.

    Under a revenue ruling issued by the Internal Revenue Service in 1980, if a participant exchanges shares of the employer's common stock that were obtained pursuant to the exercise of an incentive stock option in order to pay the purchase price for exercise of a non-qualified option, the outstanding shares exchanged upon such exercise are not considered to be disposed of for purposes of the statutory holding period requirement applicable to qualified stock options and no gain or loss will be recognized to the participant with respect to such exchange. Under this ruling, the participant's basis in the outstanding shares will also be the participant's basis for the number of new shares received upon the exercise that is equal to such number of outstanding shares surrendered, and the participant's basis in the additional number of shares that the participant receives will be an amount equal to any taxable compensation recognized with respect to the receipt of such additional number of new shares upon exercise of the option, increased by the amount of any cash paid for the new shares. With respect to such additional number of new shares, the participant will recognize compensation income equal to the fair market value of such shares determined as of the exercise date. Except as discussed below, the 1980 ruling should also be applicable to the exercise of an incentive stock option or a nonqualified stock option under the 1999 Plan using previously acquired shares of HORIZON's common stock (whether or not the outstanding shares were originally acquired pursuant to the exercise of an option).

    An exercise of an incentive stock option by payment of shares that were obtained pursuant to certain statutory stock options (including an incentive stock option) would be treated as a taxable disposition of the outstanding shares if the transaction is a Disqualifying Disposition (i.e., the holding period requirement applicable to the outstanding shares has not been satisfied). This treatment could produce both taxable compensation in respect of the Disqualifying Disposition of the outstanding shares (as described above) and capital gain with respect to any further appreciation in the value of shares between the date of exercise of the earlier statutory stock option and the date of exercise of the subject incentive stock option. If the ISO Holding Period or other applicable holding period for the outstanding shares has been satisfied at the time such outstanding shares are used to exercise an incentive stock option, then no income, gain or loss should be recognized with respect to such disposition of the outstanding shares. Treasury Regulations that were proposed in 1984 take a position that is generally the same as the 1980 revenue ruling described above with respect to the participant's basis in new shares acquired as a result of an exercise of an incentive stock option where payment of the purchase price is made by the surrender of previously owned shares, except that any subsequent Disqualifying Disposition of any of the shares will be treated as a disposition of shares having the lowest basis (without regard to whether the shares so disposed of are otherwise identifiable as the new shares or the outstanding shares).

    POSSIBLE IMPACT OF SECTION 16(b). In the case of a participant who is subject to Section 16(b) of the Exchange Act and who has a Disqualifying Disposition of an incentive stock option or who exercises any nonqualified option, the discussion above assumes that (i) the option exercise does not occur within six months of the date of grant; and (ii) the fair market value of the shares received upon exercise exceeds the exercise price of the option. If either of these conditions will not necessarily be satisfied, special rules may apply in connection with the amendments adopted by the Commission to its "insider trading" rules under Section 16 of the Exchange Act and such participant should consult the participant's tax advisor.

    EMPLOYMENT TAXES. Where an employee is deemed to have compensation income resulting from the exercise of a nonqualified option, income taxes (and Social Security or other employment taxes) will be withheld, where applicable, as though cash compensation had been paid. For this purpose, an employee may be required to advance such employment taxes where payroll withholding is not possible. The participant may also satisfy, in whole or in part, any withholding tax obligations by electing to have HORIZON withhold from the exercise shares of common stock having a fair market value equal to the amount of the withholding tax.

    The Internal Revenue Service has issued a notice indicating that withholding is not required with respect to a Disqualifying Disposition of shares that were received by the exercise of an incentive stock option.

ANTI-TAKEOVER EFFECT

    The provisions of the 1999 Plan which make the participants' options immediately exercisable upon a change in control of HORIZON may have an anti-takeover effect and may constitute a factor in delaying, deferring or preventing a tender offer or takeover attempt that a stockholder otherwise might consider in the stockholder's best interest, including attempts that might result in a premium over the market price for the shares of common stock held by the stockholder. Management believes, however, that the benefits of the 1999 Plan as described under "Purpose of the 1999 Plan" above, more than outweigh the anti-takeover effect, if any, of the 1999 Plan.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the outstanding shares of common stock, present and voting at the meeting in person or by proxy, is required to approve the 1999 Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE ADOPTION OF THE 1999 PLAN, AND THE PROXY, UNLESS OTHERWISE INDICATED THEREON, WILL BE VOTED "FOR" THE PROPOSAL.

                                 PROPOSAL THREE
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has re-appointed Ernst & Young LLP, independent auditors, to audit HORIZON's consolidated financial statements for the year ending December 31, 1999, subject to the approval and ratification by the stockholders. Ernst & Young LLP has served as HORIZON's auditors since 1997. Representatives of Ernst & Young LLP are expected to attend the annual meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

    On March 17, 1997, Ernst & Young LLP replaced Herold, Howard & Madsen P.C. as HORIZON's independent auditors. In management's view, this change was not the result of any disagreement relating to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. The reports issued by Herold, Howard & Madsen P.C. did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. At no time during the engagement of Herold, Howard & Madsen P.C. were there any disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Herold, Howard & Madsen P.C., would have caused it to make a reference to the subject matter of the disagreement in connection with its report. Notwithstanding the engagement of Ernst & Young LLP as HORIZON's independent auditors, Herold, Howard & Madsen P.C. continues to perform individual audits of certain acquired stores and to perform tax and other financial planning for HORIZON.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND RATIFICATION OF THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS HORIZON'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999.

                           ANNUAL REPORT ON FORM 10-K

    WE WILL PROVIDE, WITHOUT CHARGE, TO EACH STOCKHOLDER SOLICITED TO VOTE AT THE ANNUAL MEETING, ON THE WRITTEN REQUEST OF SUCH STOCKHOLDER, A COPY OF HORIZON'S ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR THE YEAR ENDED DECEMBER 31, 1998 (INCLUDING THE EXHIBITS, FINANCIAL STATEMENTS, AND THE SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. EACH WRITTEN REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT AS OF THE RECORD DATE, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF HORIZON'S COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING. STOCKHOLDERS SHOULD DIRECT THE WRITTEN REQUEST TO HORIZON AT 531 W. MAIN ST., DENISON, TX 75020, ATTN: SECRETARY.

                                 OTHER MATTERS

    At the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the meeting. If any other matters should come before the meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

                                          By Order of the Board of Directors
                                          CHARLIE K. HERR
                                          SECRETARY

Dated: May 27, 1999

                                   APPENDIX A
                 HORIZON PHARMACIES, INC 1999 STOCK OPTION PLAN

                            HORIZON PHARMACIES, INC.
                             1999 STOCK OPTION PLAN

    1. PURPOSE. The purposes of the Plan are to enable the Company to attract and retain the services of employees, officers and directors and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company's success.

    2. DEFINITIONS. As used in the Plan, the following definitions apply to the terms indicated below:

    "BOARD" means the Board of Directors of the Company.

    "CHANGE IN CONTROL" means the occurrence of any of the following:

    (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's capital stock would convert into cash, securities or other property, other than a merger of the Corporation in which the holders of the Company's capital stock immediately prior to the merger have the same proportionate ownership of capital stock of the surviving corporation immediately after the merger; (b) any sale, lease, exchange or other transfer (whether in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; (c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (d) any person (as used in Section 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner (within the meaning of Rule 13D-3 under the Exchange Act) of 50% or more of the Company's outstanding capital stock; (e) during any period of two (2) consecutive years, individuals who at the beginning of that period constitute the entire Board of Directors of the Company, cease for any reason to constitute a majority of the Board of Directors unless the election or the nomination for election by the Company's stockholders of each new director received the approval of the Board of Directors by a vote of at least two-thirds of the directors then and still in office and who served as directors at the beginning of the period; or (f) the Company becomes a subsidiary of any other Company.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    "COMMITTEE" means the committee appointed by the Board from time to time to administer the Plan pursuant to Section 4 hereof.

    "COMPANY" means HORIZON Pharmacies, Inc., a Delaware corporation.

    "FAIR MARKET VALUE" of a Share on a given day means, if Shares are listed on an established stock exchange or exchanges, the highest closing sales price of a Share as reported on such stock exchange or exchanges; or if not so reported, the average of the bid and asked prices, as reported on the National Association of Securities Dealers Automated Quotation System. If the price of a Share shall not be so quoted, the Fair Market Value shall be determined by the Committee taking into account all relevant facts and circumstances.

    "INCENTIVE STOCK OPTION" means an Option that qualifies as an incentive stock option within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

    "OPTION" means a right to purchase Shares under the terms and conditions of the Plan as evidenced by an option certificate in such form not inconsistent with the Plan, as the Committee may adopt for general use or for specific cases from time to time.

    "NONQUALIFIED STOCK OPTION" means an Option that is not an Incentive Stock Option and which is identified as a Nonqualified Stock Option in the agreement by which it is evidenced.

    "PARTICIPANT" means an employee, officer or director eligible to participate in the Plan under Section 5 hereof, to whom an Option is granted under the Plan.

    "PLAN" means the HORIZON Pharmacies, Inc. 1999 Stock Option Plan, including any amendments to the Plan.

    "SHARES" means shares of the Company's Common Stock, $.01 par value, now or hereafter owned by the Company as treasury stock or authorized but unissued shares of the Company's Common Stock, subject to adjustment as provided in the Plan.

    "SUBSIDIARY" means any corporation or limited liability company, now or hereafter existent, in which the Company owns, directly or indirectly, stock or membership interests comprising 50% or more of the total combined voting power of all classes of stock of such Company.

    3.  PLAN ADOPTION AND TERM.

    A. The Plan shall become effective upon its adoption by the Board, and Options may be issued upon such adoption and from time to time thereafter; provided, however, that the Plan shall be submitted to the Company's stockholders for their approval at the next annual meeting of stockholders, or prior thereto at a special meeting of stockholders expressly called for such purpose, or by a unanimous consent of all stockholders executed in writing; and provided further, that the approval of the Company's stockholders shall be obtained within 12 months of the date of adoption of the Plan. If the Plan is not approved at the annual meeting or special meeting by the affirmative vote of a majority of all shares entitled to vote upon the matter, or by unanimous written consent of all stockholders, then the Plan and all Options then outstanding hereunder shall forthwith automatically terminate and be of no force and effect.

    B. Subject to the provisions hereinafter contained relating to amendment or discontinuance, the Plan shall continue in effect for 10 years from the date of its adoption by the Board. No Option may be granted hereunder after such 10-year period.

    4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee, consisting of not less than two directors of the Company who shall not be employees of the Company, and who shall be appointed by the Board to serve at the pleasure of the Board. Except as otherwise expressly provided in the Plan, the Committee shall have sole and final authority to interpret the provisions of the Plan and the terms of any Option issued under it and to promulgate and interpret such rules and regulations relating to the Plan and Options as it may deem necessary or desirable for the administration of the Plan. Without limiting the foregoing, the Committee shall, subject to Section 6 and to the extent and in the manner contemplated herein, determine who shall receive Options under the Plan and how many Shares shall be subject to each such Option. The Committee shall report to the Board the names of those granted Options and the terms and conditions of each Option granted by it. The Committee may correct any defect in the Plan or any Option in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency.

    No member of the Committee shall be liable for any action taken or omitted or any determination made by him in good faith relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the Plan, unless arising out of such person's own fraud or bad faith.

    5. ELIGIBILITY. The employees, officers and directors of the Company and its Subsidiaries, who, in the opinion of the Committee, have a capacity for contributing in a substantial measure to the success of the Company and its Subsidiaries, shall be eligible to participate in the Plan.

    6. STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 13 hereof, Options may be granted pursuant to the Plan with respect to Six Hundred Thousand (600,000) Shares.

    7.  OPTIONS.

    A. All Options granted under the Plan shall be clearly identified either as Incentive Stock Options or as Nonqualified Stock Options. All Options granted under the Plan shall be evidenced by agreements in such form, not inconsistent with the Plan, as the Committee may adopt for general use or for specific use from time to time. An Option shall be deemed "granted" under the Plan on the date on which the Committee, by appropriate action, awards the Option to a Participant, or on such subsequent date as the Committee may designate.

    B. (i) The aggregate Fair Market Value of Shares with respect to which Incentive Stock Options granted under the Plan are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (and its parent and subsidiary Company's as those terms are used in Section 422 of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. To the extent that the aggregate Fair Market Value of Shares with respect to such Incentive Stock Options exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

    (ii) Subparagraph (i) of this Paragraph B shall be applied by taking Options into account in the order in which they were granted.

    8. OPTION PRICE. The price per share at which Shares may be purchased pursuant to any Option granted under the Plan shall be not less than 100% of the Fair Market Value of a Share on the date the Option is granted; the price per share at which Shares may be purchased by any person who, at the time of the grant of any Option under the Plan, owns 10% or more of the Company's Common Stock, shall be not less than 110% of the Fair Market Value of a Share on the date the Option is granted.

    9. DURATION OF OPTIONS. No Option granted hereunder shall be exercisable after the expiration of 10 years from the date such Option was granted. All Options shall be subject to earlier termination as provided elsewhere in the Plan.

    10.  CONDITIONS RELATING TO EXERCISE OF OPTIONS.

    A. The Board may, at its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Option agreement. Except as provided in the Option agreement, an Option may be exercised in whole or in part at any time during its term. No Option may be exercised for a fractional share of stock.

    B. No Option shall be transferable by a Participant otherwise than by will or the laws of descent and distribution and Options shall be exercisable during the lifetime of a Participant only by such Participant.

    C. An Option shall be exercised by the delivery to the Company of a written notice signed by the Participant, which specifies the number of Shares with respect to which the Option is being exercised and the date of the proposed exercise. Such notice shall be delivered to the Company's principal office, to the attention of its Secretary, no less than three business days in advance of the date of the proposed exercise and shall be accompanied by the applicable option certificate evidencing the Option. A Participant may withdraw such notice at any time prior to the close of business on the proposed date of exercise, in which case the option certificate evidencing the Option shall be returned to the Participant.

    D. Payment for Shares purchased upon exercise of an Option shall be made at the time of exercise either in cash, by certified check or bank cashier's check or in Shares owned by the Participant and valued at their Fair Market Value on the date of exercise, or partly in Shares with the balance in cash or by certified check or bank cashier's check. Any payment in Shares shall be effected by their delivery to the Secretary of the Company, endorsed in blank or accompanied by stock powers executed in blank.

    E. Certificates for Shares purchased upon exercise of Options shall be issued and delivered as soon as practicable following the date the Option is exercised. Certificates for Shares purchased upon exercise of Options shall be issued in the name of the Participant.

    F. Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Shares to be issued upon the exercise thereof have been registered under the Securities Act of 1933 and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration. Prior to the occurrence of a Change in Control, the Company shall not be under any obligation to register under applicable Federal or state securities laws any Shares to be issued upon the exercise of an Option granted hereunder, or to comply with an appropriate exemption from registration under such laws in order to permit the exercise of an Option and the issuance and sale of the Shares subject to such Option. If the Company chooses to comply with such an exemption from registration, the Shares issued under the Plan may, at the discretion of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Shares represented thereby, and the Committee may also give appropriate stop-transfer instructions to the transfer agent to the Company. On or after the occurrence of a Change in Control, the Company shall be under an obligation to register under applicable Federal or state securities law any Shares to be issued upon the exercise of an Option granted hereunder, or to comply with an appropriate exemption from registration under state or Federal securities laws in order to permit the exercise of an Option and the issuance and sale of the Shares subject to such Option.

    G. Any person exercising an Option or transferring or receiving Shares shall comply with all regulations and requirements of any governmental authority having jurisdiction over the issuance, transfer, or sale of capital stock of the Company, and as a condition to receiving any Shares, shall execute all such instruments as the Company in its sole discretion may deem necessary or advisable.

    H. Notwithstanding Paragraph A of this Section 10, the Committee may, in its sole discretion, accelerate the date on which any Option granted under the Plan, and outstanding at such time, shall become exercisable.

    I. Notwithstanding Paragraph A of this Section 10, upon the occurrence of a Change in Control any Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration or termination as provided in the Plan.

    J. In the event of termination of a Participant's employment by reason of such Participant's retirement in accordance with an applicable retirement plan, any outstanding Option held by such Participant shall be or immediately become fully exercisable as to the total number of Shares subject thereto (whether or not exercisable to that extent prior to termination of employment) and shall remain so exercisable but only for a period of three months after commencement of such retirement, at the end of which time it shall terminate (unless such Option expires earlier by its terms).

    K. In the event of termination of a Participant's employment by reason of such Participant's disability within the meaning of Section 22(e)(3) of the Code, any outstanding Option held by such Participant shall be or immediately become fully exercisable as to the total number of Shares subject thereto (whether or not exercisable to that extent prior to termination of employment) and shall remain so exercisable but only for a period of one year after termination of employment for such disability, at the end of which time it shall terminate (unless such Option expires earlier by its terms).

    L. In the event of the death of any Participant (including death during an approved leave of absence or following a Participant's retirement or disability), any Option then held by him which shall not have lapsed or terminated prior to his death shall be or immediately become fully exercisable by the executors, administrators, legatees, or distributees of his estate, as may be appropriate, as to the total number of Shares subject thereto (whether or not exercisable to that extent at the time of death) and shall remain so exercisable but only for a period of one year after death, at the end of which time it shall terminate (unless such Option expires earlier by its terms).

    M. In the event a Participant shall cease to be a director by reason of the expiration of such Participant's term as a director (but not in the event of removal or failure to be re-elected), any outstanding Option held by such Participant shall be or immediately become fully exercisable as to the total number of Shares vested on the date of the expiration of such term, and shall remain exercisable but only for a period of 90 days after such the date of the expiration of such term, at the end of which time it shall terminate (unless such Option expires earlier by its terms).

    N. In the event of the termination of the Participant's employment or service as a director otherwise than as described in paragraphs J, K, L and M, any outstanding Option held by such Participant shall be exercisable to the extent exercisable at the time of such termination and remain so exercisable for a period of 30 days following such termination. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee.

    11. NO EMPLOYMENT RIGHTS. Nothing contained in the Plan or any Option shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Option.

    12. RIGHTS OF A STOCKHOLDER. No person shall have any rights with respect to any Shares covered by or relating to any grant hereunder of an Option until the date of issuance of a certificate to him evidencing such Shares. Except as otherwise expressly provided in the Plan, no adjustment to any Option shall be made for dividends or other rights for which the record date occurs prior to the date such certificate is issued.

    13.  ADJUSTMENT UPON CHANGES IN CAPITAL STOCK.

    A. If the capital stock of the Company shall be subdivided or combined, whether by reclassification, stock dividend, stock split, reverse stock split or other similar transaction, then the number of Shares authorized under the Plan, the number of Shares then subject to or relating to unexercised Options granted hereunder and the exercise price per Share will be adjusted proportionately. A stock dividend shall be treated as a subdivision of the whole number of Shares equal to such whole number of Shares so outstanding plus the number of Shares issued as a stock dividend.

    B. In the case of any capital reorganization or any reclassification of the capital stock of the Company (except pursuant to a transaction described in Paragraph A of this Section 13) (a "Reorganization"), appropriate adjustment may be made by the Committee in the number and class of shares authorized to be issued under the Plan and the number and class of shares subject to or relating to Options awarded under the Plan and outstanding at the time of such Reorganization.

    C. Each Participant will be notified of any adjustment made pursuant to this
Section 13 and any such adjustment, or the failure to make such adjustment, shall be binding on the Participant.

    D. Except as expressly set forth herein, the number and kind of Shares subject to Options, shall not be affected by any transaction (including, without limitation, any merger, recapitalization, stock split, stock dividend, issuance of stock or similar transaction) affecting the capital stock of the Company and no Participant shall be entitled to any additional Options on account thereof.

    14.  WITHHOLDING TAXES.

    A. Whenever Shares are to be issued upon the exercise of an Option, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy Federal, state and local withholding tax requirements, if any, prior to the delivery of any certificate or certificates for such Shares.

    B. Notwithstanding Paragraph A of this Section 14, at the election of a Participant, subject to the approval of the Committee, when Shares are to be issued upon the exercise of an Option, the Participant may tender to the Company a number of Shares, or the Company shall withhold a number of such shares, the Fair Market Value of which is sufficient to satisfy the Federal, state and local tax requirements, if any, attributable to such exercise or occurrence. The Committee hereby grants its approval to any election made pursuant to this Paragraph B, but reserves the right, in its absolute discretion, to withdraw such approval in case of any such election effective upon its delivery of notice thereof to the Participant.

    C. Notwithstanding Paragraph E of Section 10 hereof, if a Participant subject to the provisions of Section 16(b) of the Exchange Act who has not made an election pursuant to Section 83(b) of the Code, makes an election described in Paragraph B of this Section 14 to have Shares withheld with respect to an Option, then the Company shall hold as custodian for the Participant certificates evidencing the total number of Shares required to be issued pursuant to the exercise of the Option until the expiration of six months following the date of such exercise. Upon the expiration of such six-month period, the Company shall deliver to such Participant certificates evidencing such Shares minus a number of such Shares, the Fair Market Value of which on the date on which such period expires is sufficient to satisfy the Federal, state and local tax requirements attributable to such exercise.

    D. Notwithstanding any other provisions of the Plan, a individual who is subject to Section 16(b) of the Exchange Act, may not make either of the elections described in Paragraph B of this Section 14 prior to the expiration of six months after the date on which the applicable Option was granted. Such elections must be made either (i) during the 10-day window period described in Section (e)(3)(iii) of Rule 16b-3 promulgated under such Section 16(b) of the Exchange Act, or (ii) at least six months prior to the date as of which the income attributable to the exercise of the related Option is recognized under the Code. Such elections shall be irrevocable and shall be made by the delivery to the Company's principal office, to the attention of its Secretary, of a written notice signed by Participant.

    15.  AMENDMENT OF THE PLAN.

    A. The Board may at any time and from time to time suspend, discontinue, modify or amend the Plan in any respect whatsoever except that the Board may not suspend, discontinue, modify or amend the Plan so as to adversely affect the rights of a Participant with respect to any grants that have theretofore been made to such Participant without such Participant's approval.

    B. No amendment to or modification of the Plan which: (i) materially increases the benefits accruing to Participants; (ii) except as provided in Sections 6 and 13 hereof, increases the number of Shares that may be issued under the Plan; or (iii) modifies the requirements as to eligibility for participation under the Plan shall be effective without shareholder approval.

    16.  MISCELLANEOUS.

    A. It is expressly understood that the Plan grants powers to the Committee but does not require their exercise; nor shall any person, by reason of the adoption of the Plan, be deemed to be entitled to the grant of any Option; nor shall any rights be deemed to accrue under the Plan except as Options may be granted hereunder.

    B. All rights hereunder shall be governed by and construed in accordance with the laws of Texas.

    C. All expenses of the Plan, including the cost of maintaining records, shall be borne by the Company.

Approved by the Board of Directors March 24, 1999; Adopted by the Stockholders
June   , 1999.

                                   APPENDIX B
                               FORM OF PROXY CARD

                            HORIZON PHARMACIES, INC.
                               531 W. MAIN STREET
                              DENISON, TEXAS 75020

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HORIZON PHARMACIES, INC. THE UNDERSIGNED HEREBY APPOINTS RICKY D. MCCORD AND JOHN N. STOGNER AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY APPOINTS AND AUTHORIZES THEM TO REPRESENT AND VOTE AS DESIGNATED BELOW, ALL OF THE SHARES OF COMMON STOCK AND/OR PREFERRED STOCK OF THE COMPANY HELD OF RECORD BY THE UNDERSIGNED ON MAY 20, 1999, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 1999, OR ANY ADJOURNMENT THEREOF.

1.  ELECTION OF CLASS II DIRECTORS

/ /  FOR all nominees listed below / /  WITHHOLD AUTHORITY
     (except as marked to the           to vote for all
     contrary below)                    nominees listed
                                        below

            Michael F. Loy / /                 Robert D. Mueller / /

(INSTRUCTION): TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).

2.  PROPOSAL to approve the HORIZON Pharmacies, Inc. 1999 Stock Option Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. PROPOSAL to ratify the selection of Ernst & Young LLP, independent auditors, as the Company's independent auditors for the year ending December 31, 1999.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

--------------------------------------------------------------------------------

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
                          (CONTINUED ON REVERSE SIDE)

    THIS PROXY, WHEN PROPERLY EXECUTED, DATED AND DELIVERED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND THE PROXIES WILL VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN THEIR DISCRETION.

Dated:         , 1999                        Please sign exactly as name appears
                                             below. When shares are held by
                                             joint tenants, both should sign.
                                             When signing as attorney or as
                                             executor, administrator, trustee or
                                             guardian, please give full title as
                                             such. If a corporation, please sign
                                             in full corporate name by president
                                             or other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.
                                             Dated:  ____________________ , 1999
                                             ___________________________________
                                             (Signature)
                                             ___________________________________
                                             (Signature, if held jointly)

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.